Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Shaw Hong, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of OmniVision Technologies, Inc. on Form 10-Q for the quarter ended July 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of OmniVision Technologies, Inc. A signed original of this written statement required by Section 906 has been provided to OmniVision Technologies, Inc. and will be retained by OmniVision Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: September 10, 2007

By:	/s/ SHAW HONG
Shaw Hong Chief Executive Officer, President and Director (Principal Executive Officer)

I, Peter V. Leigh, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of OmniVision Technologies, Inc. on Form 10-Q for the quarter ended July 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of OmniVision Technologies, Inc. A signed original of this written statement required by Section 906 has been provided to OmniVision Technologies, Inc. and will be retained by OmniVision Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: September 10, 2007

By:	/s/ PETER V. LEIGH
Peter V. Leigh Chief Financial Officer (Principal Financial and Accounting Officer)